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                                                                   EXHIBIT  23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form S-4 of our reports dated January 15, 2001, December 21, 2000 and July 9, 1999, relating to the financial statements and schedule of Atrium Corporation and the financial statements of Ellison Windows & Doors and Ellison Extrusion Systems, Inc. and Heat, Inc., respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Dallas, Texas
January 19, 2001